EXHIBIT 4.13

Execution Version

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 3, 2006, by and between Kodiak Oil & Gas Corp., a Yukon corporation (the “Company”), and each of the purchasers set forth on the signature page hereof (each, an “Investor” and collectively, the “Investors”).

        1.       Authorization of Issuance and Sale of Shares. Subject to the terms and conditions of this Agreement and the Term Sheet dated March 3, 2006 (the “Term Sheet”), the Company has authorized the offer and sale by the Company of up to 19,514,268 shares (the “Shares”) of its common stock, without par value per share (the “Common Stock”) (the “Offering”).

        2.       Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Investors, and each Investor agrees to purchase from the Company, the number of Shares of Common Stock set forth immediately next to its name on the signature page hereto at the aggregate purchase price set forth immediately next to such Investor’s name on the signature page hereto (the “Purchase Price”).

        3.       Payment and Delivery. Payment for the Shares purchased by each Investor shall be made by such Investor to the Company in federal or other funds immediately available in New York City (such payment hereinafter referred to as the “Closing”) at 10:00 a.m., Denver time, on March 3, 2006, or at such other time on the same or such other date, not later than March 10, 2006, as shall be agreed in writing by the Company and KeyBanc Capital Markets, a division of McDonald Investments Inc. (“KeyBanc”), Petrie Parkman & Company (“Petrie”) and Dominick & Dominick (“Dominick”), in their capacity as agents of the Company in connection with the sale of the Shares contemplated hereby (each a “Co-Placement Agent” and collectively, the “Co-Placement Agents”). The time and date of such payment is hereinafter referred to as the “Closing Date.” Except where alternative settlement arrangements have been agreed to with an Investor, payment by each Investor for such Shares shall be made through an escrow agent on terms and instructions set forth in an Escrow Agreement dated as of March 1, 2006, among the Company, KeyBanc and Associated Bank, N.A., as escrow agent.

        Certificates for the Shares purchased by each Investor shall be registered in the name of such Investor or if so indicated on the signature page hereto, in the name of a nominee designated by such Investor. The certificates evidencing the Shares purchased by each Investor shall be delivered to such Investor within seven days of the Closing Date, except where alternative settlement arrangements have been agreed to with an investor, with any transfer taxes payable in connection with the transfer of such Shares to such Investor duly paid by or on behalf of the Company, against payment of the Purchase Price therefor.

        4.       Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to each Investor is subject to the following conditions:

(a) receipt by the Company of federal or other immediately available funds in the full amount of the Purchase Price for the Shares to be sold to each Investor hereunder; and

(b) the representations and warranties of each Investor contained in this Agreement being true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the fulfillment in all material respects of those undertakings of each Investor to be fulfilled prior to the Closing Date.

        5.       Conditions to the Investor’s Obligations. The obligation of each Investor to purchase and pay for Shares on the Closing Date is subject to the following conditions, any one or more of which may be waived in writing at any time by such Investor:

(a) delivery to such Investor on the Closing Date of an opinion of Dorsey & Whitney LLP, counsel to the Company, dated the Closing Date, substantially in the form set forth in Exhibit A hereto;

(b) delivery to such Investor on the Closing Date of an opinion of Miller Thomson LLP, Canadian counsel to the Company, dated the Closing Date, substantially in the form set forth in Exhibit B hereto;

(c) the representations and warranties of the Company contained in this Agreement being true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except with respect to representations and warranties that are made as of a specific date or period, which shall continue to be true and correct in all material respects as of the respective dates and for the respective periods covered);

(d) absence of any order, writ, injunction, judgment or decree that could negatively affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby; and

(e) receipt by such Investor on the Closing Date of a certificate, dated the Closing Date and signed by the Chief Executive Officer and Chief Operating Officer of the Company, to the effect that the conditions set forth in clauses (c) and (d) of this Section 5 have been fulfilled.

        6.       Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Investor that as of the date of this Agreement and as of the Closing Date:

(a) The Company’s Amendment No. 3 to Registration Statement on Form 20-F filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2006 (the “Amended 20-F Registration Statement”)

does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Amended 20-F Registration Statement complied when filed as to form in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(b) The Company has filed with the British Columbia and Alberta Securities Commissions (the “Canadian Commissions”) and the TSX Venture Exchange all documents required to be filed pursuant to the Securities Act (British Columbia) and the Securities Act (Alberta) (collectively, the “Canadian Acts”) and the TSX Venture Exchange rules and trading policies, during the 12 months preceding the date of this Agreement. All such documents complied when filed in all material respects with the Canadian Acts, the applicable rules and regulations of the Canadian Commissions and the TSX Venture Exchange rules and trading policies.

(c) The Term Sheet and the written presentation to Investors made by the Company’s management (the “Investor Presentation”) taken as a whole and each as amended to the date hereof, do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company is eligible to register the resale of the Shares in a secondary offering on a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”) and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”). The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Yukon Territory, Canada, with corporate power and authority to own or lease its properties and conduct its business as currently conducted and as described in the Amended 20-F Registration Statement. Each of the subsidiaries listed on Schedule I hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, with the power and authority to own or lease its properties and conduct its business as currently conducted and as described in the Amended 20-F Registration Statement. The Subsidiaries are the only entities in which the Company owns, directly or indirectly, a majority of the outstanding voting securities. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their respective businesses or the ownership or leasing of their property requires such qualification, except in such jurisdictions where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) the transactions contemplated by this Agreement or (iii) the authority or the ability of the Company to perform its obligations under this Agreement.

(e) The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, in each case to which the Company or any Subsidiary is a party and providing for the issuance or sale of any capital stock of that Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(f) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligationof the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(g) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its charter documents (“Charter”) or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it is bound or to which any of its properties or assets are subject, and which violation or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including without limitation the issuance and sale of the Shares, and the fulfillment of the terms of this Agreement will not (i) violate (A) any statute, rule or regulation of governmental agency or authority applicable to the Company or any of the Subsidiaries, or (B) any order applicable to the Company or any of the Subsidiaries (or any of properties or assets of the Company or any Subsidiary) of any court or of any regulatory body or administrative agency or other governmental body, except where any such violation would not have a Material Adverse Effect, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any Subsidiary’s properties or assets are subject, except where any such conflict, breach or default would not have a Material Adverse Effect, or (iii) conflict with any provisions of the Charter or bylaws of the Company.

(h) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Agreement and the consummation of the transactions herein contemplated (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and by federal and state securities laws with respect to the Company’s obligations under Sections 8 and 9 of this Agreement) has been obtained or made and is in full force and effect.

(i) The capitalization of the Company is as set forth under “Capitalization” in the Amended 20-F Registration Statement as of the date set forth therein. The Company has not issued any capital stock since December 13, 2005, except for issuances of Common Stock upon the exercise of (i) outstanding warrants and (ii) stock options granted under any benefit plan identified in the Amended 20-F Registration Statement. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, the Shares have been duly authorized and when issued and paid for as contemplated in the Agreement will be validly issued, fully paid and non-assessable. Except as specifically disclosed in Schedule II hereto, there are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company is a party and providing for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(j) Except as specifically disclosed in Schedule III hereto, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, the registration for resale of the Shares or any other transactions contemplated by the Agreement. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

(k) The form of certificates for the Shares conforms to the requirements of the laws of The Yukon Territory.

(l) There are no legal, governmental or regulatory actions, suits, claims or proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject, which, if determined adversely to the Company or any of the Subsidiaries, might individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such action, suit, claim or proceeding is threatened or contemplated by governmental or regulatory authorities or threatened by others.

(m) The Company and each Subsidiary (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgements relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”); (ii) have received all permits, licenses, certifications, franchises, clearances or other approvals required of it under applicable Environmental Laws, to conduct its business to date as described in the Amended 20-F Registration Statement; and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license certification, franchise, clearance or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, certifications, franchises, clearances or other approvals or failure to comply with the terms and conditions of such permits, licenses, certifications, franchises, clearances or approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not presently subject to any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary. To the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary, or any of its predecessors in interest, relating to hazardous materials or any Environmental Laws. To the Company’s knowledge, no property that is or has been owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund Site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law under circumstances that would be reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has been named as a “potentially responsible party” under CERCLA.

(n) The Company and the Subsidiaries have good and marketable title to all property described in the Amended 20-F Registration Statement as owned by them, free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them, or (iii) would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. All of the leases, subleases and options to acquire leases material to the business of the Company and the Subsidiaries, and under which the Company or any of its Subsidiaries holds properties described in the Amended 20-F Registration Statement, including, without limitation, all oil, natural gas and coal bed methane producing properties of the Company and the Subsidiaries and all assets and facilities used by the Company and the Subsidiaries in the production and marketing of oil, natural gas and coal bed methane, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property under any such lease or sublease, except in each case as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(o) The Company and each of the Subsidiaries possess all material licenses, certifications, permits, franchises, approvals, consents, clearances and other authorizations (“Permits”) issued by appropriate federal, state or local governmental authorities as are necessary to conduct their respective businesses as currently conducted and to own, lease and operate their respective properties in the manner described in the Amended 20-F Registration Statement, except where the failure to have any such Permit would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under any such Permit.

(p) The Company and each of the Subsidiaries owns, licenses or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their respective businesses as currently carried on and as proposed to be carried on as described in the Amended 20-F Registration Statement (collectively, and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Amended 20-F Registration Statement, neither the Company nor the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries, except any infringement, conflict, facts or circumstances which would not have a Material Adverse Effect.

(q) Neither the Company nor any of the Subsidiaries is in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or that Subsidiary, as the case may be, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(r) The information set forth in the Amended 20-F Registration Statement relating to oil, natural gas or coal bed methanereserves, wells and any other oil, natural gas or coal bed methanerelated information has been prepared by the Company or its independent reservoir engineer in accordance with methods generally applied in the U.S. oil and gas industry and conforms, in all material respects, to the requirements of the Securities Act and the Securities Act Regulations.

(s) The participation, joint development, joint operating, farm-out and other agreements relating to rights of the Company and its Subsidiaries with respect to the ownership, lease or operation of oil, natural gas and coal bed methane properties or the exploration for development of, or production of oil, natural gas and coal bed methane reserves thereon, constitute valid and binding agreements of the Company and its Subsidiaries that are parties thereto and, to the knowledge of the Company, of the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(t) The consolidated financial statements of the Company, together with related notes set forth in the Amended 20-F Registration Statement, present fairly the consolidated financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included in the Amended 20-F Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries.

(u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Since February 8, 2006there has not been any material adverse change, financial or otherwise, with respect to the Company or any of the Subsidiaries that has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Amended 20-F Registration Statement.

(w) The Company’s Common Stock is listed on the TSX Venture Exchange and is authorized for trading on the TSX Venture Exchange. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the listing of or disqualify such shares of Common Stock from listing on the TSX Venture Exchange. The issuance of the Shares does not require shareholder approval, including, without limitation, pursuant to the rules of the listing on the TSX Venture Exchange. At no time has the Common Stock been quoted, listed or admitted to trading on the NASDAQ National Market, the NASDAQ SmallCap Market or any registered United States securities exchange. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the qualifications for listing of its common stock on the TSX Venture Exchange; provided that the Company may delist from the TSX Venture Exchange at such time as the Common Stock is listed on a U.S. market or exchange.

(x) The Company will file with the Commission a notice of the sale of Shares pursuant to this Agreement on Form D within the time prescribed for the filing of such notice under Regulation D of the Securities Act. The Company will also file with the applicable Canadian securities regulatory bodies and the TSX Venture Exchange the documents necessary to comply with the applicable Canadian securities laws and the rules and policies of the TSX Venture Exchange.

(y) Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(z) The contracts listed as exhibits to the Amended 20-F Registration Statement, other than those contracts that are substantially performed or expired by their terms, are in full force and effect on the date hereof, and none of the Company, the Subsidiaries and, to the Company’s knowledge, any other party, is in breach of or default under any such contract. Except as disclosed in the Amended 20-F Registration Statement or as would not have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any such contract, and no such termination has been threatened by the Company, any Subsidiary, or, to the Company’s knowledge, any other party.

(aa) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with Canadian GAAP. All tax liabilities have been adequately provided for in the financial statements of the Company in accordance with Canadian GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

(bb) Neither the Company nor any of the Subsidiaries is, or intends to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(cc) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for similarly sized companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers or directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(dd) None of the Company, its employees or directors or, to the knowledge of the Company, any other affiliate, as defined in Rule 501(b) of Regulation D under the Securities Act (an “Affiliate”), of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Offering in a manner that would require the registration under the Securities Act of the sale of the Shares pursuant to this Agreement, and the Company will not, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) which would be integrated with the Offering in a manner that would require the registration under the Securities Act of the sale of the Shares pursuant to this Agreement.

(ee) None of the Company, its employees or directors or, to the knowledge of the Company, any other Affiliate of the Company has, directly or through any agent, offered, solicited offers to buy or sold Shares in the Offering by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and the Company will not, directly or through any agent, engage in any of the actions described in this paragraph (ee) in connection with the Offering.

(ff) Other than the fees to be paid by the Company to the Co-Placement Agents, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(gg) None of the Company, any Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment, or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) that is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1997, as amended.

(hh) The information contained in the Amended 20-F Registration Statement regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act, were made by the Company on a reasonable basis and reflected the Company’s good faith belief or estimate of the matters described therein, in each case as of the date of the Amended 20-F Registration Statement containing such information.

(ii) All disclosure concerning the Company contained in this Agreement, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company, its employees or directors or, to the Company’s knowledge, any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information, except information that will be promptly disclosed in the press release pursuant to paragraph (jj) below. The Company understands that each of the Investors may rely on the foregoing representations in effecting transactions in securities of the Company.

(jj) The Company agrees, as soon as practicable but in no event later than 10:30 a.m., Denver time, or as soon as practicable thereafter, on the Closing Date, to issue a press release in compliance with Rule 135c under the Securities Act, describing the material terms of the transactions contemplated by this Agreement. Such press release shall be subject to prior review by counsel to the Co-Placement Agents. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency without the prior written consent of such Investor, except to the extent such disclosure is required by law or the regulations of any quotation system or exchange on which securities of the Company are listed. The Company agrees that, after the issuance of such press release, none of the Company’s communications to any Investor will include material, nonpublic information, unless otherwise agreed by the Company and such Investor in accordance with law.

(kk) The Company agrees not to, directly or indirectly, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, shares of Common Stock until the date on which the Registration Statement (as defined below in Section 8(a)) is declared effective by the Commission, except for (i) grants of options to purchase Common Stock under stock option plans of the Company or pursuant to existing agreements with other persons, (ii) the issuance of shares of Common Stock upon the exercise of stock options issued under such stock option plans and agreements, and (iii) the issuance of shares of Common Stock upon the exercise of currently outstanding warrants. The Company will use reasonable efforts to cause each of its directors and executive officers to enter into similar agreements with the Co-Placement Agents; provided that any such agreements shall permit the Company’s directors and executive officers to sell, dispose of, loan, pledge, hypothecate or otherwise transfer up to that number of shares of Common Stock equal to the greater of (i) 10% of the shares of the Common Stock held by such officer or director on the date hereof and (ii) to the extent necessary to pay the exercise price for, and all taxes incurred in connection with, the exercise of any options or warrants that would otherwise expire during such restricted period.

(ll) The Company has not made an election under Section 897(i) of the United States Revenue Code, and agrees to not make such an election without the consent of the Investors.

        7.       Representations, Warranties and Covenants of the Investor. Each Investor severally, and not jointly, represents and warrants to, and covenants with, the Company that:

(a) If the Investor is in the United States or is a resident of the United States, then the Investor is an “accredited investor” as defined in Regulation D and, as provided under Rule 502(b)(2)(v) under the Securities Act, has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase Shares. The Investor is experienced in evaluating companies such as the Company, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing Shares, and to protect its own interests in connection with the purchase of Shares and is able to bear the risks of an investment in Shares.

(b) If the Investor is a resident of Canada, then the Investor is an “accredited investor” as defined in National Instrument 45-106 “Prospectus and Registration Exemptions,” or if the Investor does not qualify as an “accredited investor” then the Investor is purchasing shares having an acquisition cost to the Investor of not less than CDN $150,000, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase Shares. The Investor is experienced in evaluating companies such as the Company, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing Shares, and to protect its own interests in connection with the purchase of Shares and is able to bear the risks of an investment in Shares.

(c) If the Investor is not a resident of the United States, then the Investor represents that (i) is not a person in the United States or a U.S. Person (as defined in Regulation S under the Securities Act); (ii) the offer to purchase the Shares was not made to the Investor in the United States; and (iii) at the time the Investor executed and delivered this Agreement to the Company, the Investor (or the Investor’s authorized signatory, if it is an entity) was outside the United States.

(d) The Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account with no present intention of distributing any Shares, or any arrangement or understanding with any other persons regarding the distribution of such Shares, or otherwise. The representation and warranty in the previous sentence shall not limit the Investor’s right to indemnification under Section 10, other than with respect to any claim arising out of a breach of this representation and warranty.

(e) The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act, applicable state and other securities laws and the respective rules and regulations promulgated thereunder.

(f) Other than the transaction contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that such Investor first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction contemplated hereby (including the existence and terms of the transaction contemplated hereby).

(g) Each Investor severally and not jointly with the other Investors covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(jj) above. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 6(jj) above, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Investor understands and acknowledges, severally and not jointly with any other Investor, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the time at which the Registration Statement is declared effective by the Commission is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(jj). Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(h) The Investor will have, not less than three business days prior to the Closing Date, furnished to the Company a fully completed (i) Investor Questionnaire substantially in the form attached hereto as Exhibit C, for use in preparation of the Registration Statement, (ii) either (a) an executed Accredited Investor Certificate in the form attached hereto as Exhibit D, including Exhibit 1 thereto, if the Investor is a resident of Canada, or (b) an Accredited Investor Certificate in the form attached hereto as Exhibit E, including Exhibit 1 thereto, if the Investor is a person is a resident of the United States or is a U.S. Person as defined therein, and (iii) Form 4C as attached hereto as Exhibit F, if such Investor has not in the year prior to the Closing Date completed and filed Form 4C with the TSX Venture Exchange, and all of the information contained therein will be true and correct in all material respects as of such date and as of the Closing Date.

(i) The Investor has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, (i) relied only upon the Amended 20-F Registration Statement, the representations and warranties of the Company contained in this Agreement and any other information received from the Company pursuant to Section 7(a), and (ii) has not relied on any information or advice furnished by or on behalf of the Co-Placement Agents or any other person.

(j) The Investor acknowledges that the certificates evidencing the Shareswill be imprinted with a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.”

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THAT DAY THAT IS 4 MONTHS AFTER CLOSING]"

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THAT DAY THAT IS 4 MONTHS AFTER CLOSING].”

The Investor further acknowledges that, upon receipt of a Suspension Notice (as defined below in Section 9(c)), the Investor will refrain from selling any Shares pursuant to the Registration Statement until the Investor receives from the Company copies of a supplemented or amended Prospectus prepared and filed by the Company with the Commission, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.

(k) The Investor further represents and warrants to, and covenants with, the Company that (i) if an entity, the Investor is duly organized and in good standing in the jurisdiction of its organization, (ii) the Investor has full legal, corporate or other right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(l) The Investor shall not disclose to any other person (other than to its directors, officers, employees, agents, advisors or representatives to the extent necessary or advisable in connection with the investment decision to purchase Shares hereunder) any information concerning this Agreement or the placement of Shares under this Agreement or any nonpublic information disclosed to the Investor by or on behalf of the Company in connection with the offer and sale of Shares under this Agreement, until the Company shall have made a public announcement of such information.

(m) The Investor understands that nothing in this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of Shares constitutes legal, tax, accounting or investment advice. The Investor has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(n) No representation has been made to the Investor regarding the present or future value of the Shares.

(o) The Investor understands that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

(p) If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Investor will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue or continued ownership of the Shares as may be required.

(q) If the Investor is a resident of an International Jurisdiction (which is defined herein to mean a country other than Canada or the United States), then the Investor on its own behalf and, if applicable on behalf of others for whom it is hereby acting, confirms that:

(i) the Investor is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of Shares, any securities laws having application to the Investor and the private placement other than the laws of Canada and the United States and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) which would apply to this subscription, if any;

(ii) the Investor is purchasing the Shares pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction, or, if such is not applicable, the Investor is permitted to purchase the Shares under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

(iii) the subscription by the Investor does not contravene any of the International Securities Laws applicable to the Investor and the Company and does not give rise to any obligation of the Company or the Agents to prepare and file a prospectus or similar document or to register the Shares or to be registered with any governmental or regulatory authority;

(iv) the International Securities Laws do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(v) the Shares are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Shares to the Investor by the Company complies with all International Securities Laws.

(r) The funds representing the aggregate purchase price for the Shares which will be advanced by the Investor hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s purchase hereunder, on a confidential basis, pursuant to such Act. To the best of its knowledge: (i) none of the purchase funds to be provided by the Investor (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Investor; and (ii) the Investor shall promptly notify the Company and the Agents if the Investor discovers that any of such representations ceases to be true, and to provide the Company and the Agents with appropriate information in connection therewith.

(s) The Investor represents that: (i) based on the closing price of the Company’s Common Stock on the Closing Date, the Investor, together with its ultimate parent entity and all entities controlled by the same ultimate parent as the Investor (such entities, including the Investor, hereinafter collectively referred to as the “Investor Affiliates,” except that the term Investor Affiliates will not include investment companies registered with the Commission under the Investment Company act of 1940), will not hold in excess of $53.1 million of the Company’s outstanding voting securities as a result of the sale and purchase of Shares pursuant to this Agreement, and (ii) all voting securities of the Company that the Investor Affiliates will hold, directly or indirectly, at the Closing Date (after giving effect to the sale and purchase of Shares pursuant to this Agreement), will be held solely for the purpose of passive investment such that these securities will be held by the Investor Affiliates with no intention on the part of any of them to participate in the formulation, determination or direction of the basic business decisions of the Company. The Investor Affiliates are relying on the exemption available to them as passive investors under Section 7A(c)(9) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulations promulgated thereunder (including 16 C.F.R. Sec. 802.9) in their determination that the sale and purchase of Shares pursuant to this Agreement does not require them to submit any Hart-Scott-Rodino Notification and Report Form.

(t) The Investor represents that it will deliver a prospectus upon any resale of Shares whenever such delivery is required by law.

(u) The Investor represents that the acquisition of Shares hereunder will not result in the Investor becoming a “Control Person,” as defined under the applicable Canadian securities laws.

(v) The Investor acknowledges that the Company and its counsel are entitled to rely on the representations made above.

(w) The Investor understands that it is not purchasing the Shares pursuant to a prospectus and acknowledges that: (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; (ii) there is no government or other insurance covering the Shares; (iii) there are risks associated with the purchase of the Shares; (iv) there are restrictions on the Investor’s ability to resell the Shares, and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling such securities; and (v) the Company has advised the Investor that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell securities through a person registered to sell securities under the applicable Canadian securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the applicable Canadian securities laws , including statutory rights of rescission or damages, will not be available to the Investor.

(x) The Investor, on its own behalf and on behalf of any other person for whom it is contracting hereunder, acknowledges and consents to the release by the Company of certain information regarding the Investor’s subscription, including the Investor’s name, address, telephone number and registration instructions, the number of Shares purchased, the number of securities of the Company held, the status of the Investor as an insider, as a “Pro Group” member or as otherwise represented herein, and, if applicable, information regarding beneficial ownership of or the principal of the Investor, in compliance with securities regulatory policies to regulatory authorities (including the TSX Venture Exchange) in reporting jurisdictions or to other authorities as required by law and to the transfer agent of the Company for the purpose of arranging for the preparation of the certificates representing the Shares issuable in connection with this Agreement; provided that the Company may not disclose any information regarding the Investor’s subscription without the prior written consent of the Investor where such disclosure would be in the Company’s discretion and not required by the applicable securities regulatory policies. The purpose of the collection of the information is to ensure the Company and its advisors will be able to issue Shares to the Investor in compliance with applicable Canadian securities laws and the instructions of the Investor and to obtain the information required to be provided in documents required to be filed with the TSX Venture Exchange and with securities regulatory authorities under applicable securities laws and other authorities as required by law. In addition, the Investor acknowledges and consents to the collection, use and disclosure of all such personal information by the TSX Venture Exchange and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time. The contact information for the officer of the Company who can answer questions about the collection of information by the Company is as follows:

Lynn Peterson Kodiak Oil & Gas Corp. 1625 Broadway, Suite 330 Denver, Colorado 80202 Tel: (303) 592-8075 Fax: (303) 592-8071

        8.       Registration. The Company shall:

(a) prepare and file with the Commission, not later than 60 calendar days following the later of the (i) date of receipt by the Company of approval for listing of the Common Stock on the American Stock Exchange and (ii) the Closing Date (the “Filing Deadline Date”), a registration statement on Form F-1 (the “Registration Statement”) to enable the resale of Shares by the Investors from time to time under the Securities Act;

(b) use its commercially reasonable best efforts, subject to receipt of information from the Investors set forth in Exhibit C, to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable but in no event later than the date (the “Effectiveness Deadline Date”) that is 90calendar days after the Filing Deadline Date; provided that if the Commission elects to review the Registration Statement, the Effectiveness Deadline Date shall be the date that is 120 days from the date of filing of the Registration Statement.

(c) upon effectiveness of the Registration Statement the Company will use its commercially reasonable best efforts to cause the Shares to be listed on the American Stock Exchange or any other registered United States national securities exchange. In the event that the Shares cannot be listed on the American Stock Exchange or any other United States national securities exchange, the Company shall use its commercially reasonable best efforts to list the Shares on the TSX Venture Exchange as soon as practicable.

(d) during the period from the date on which the Registration Statement is declared effective until the earlier of (i) such time as all Investors may immediately sell all of the Shares purchased under this Agreement under Rule 144(b) and (ii) such time as all Investors have sold all of the Shares that the Investors purchased under this Agreement (such period, the “Effectiveness Period”), the Company shall: (A) use its commercially reasonable best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary or appropriate to keep such Registration Statement current and continuously effective; (B) cause the Prospectus used in connection with such Registration Statement to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and (C) use its commercially reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement, as so amended, or such Prospectus, as so supplemented;

(e) as soon as practicable, but in any event within two business days, give notice to each Investor when any Prospectus, Prospectus supplement, or the Registration Statement or any post-effective amendment to the Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective;

(f) furnish to each Investor such number of copies of the Registration Statement, Prospectuses (including Prospectus supplements) and preliminary versions of the Prospectus filed with the Commission (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by such Investor; provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to any Investor shall be subject to the receipt by the Company of reasonable assurances from such Investor that such Investor will comply with the applicable provisions of the Securities Act and of such other securities or Blue Sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(g) file documents required of the Company for normal blue sky clearance in all states requiring blue sky clearance; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject;

(h) advise the Investors at the earliest possible moment after the Company shall receive notice or obtain knowledge of (i) the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or (ii) suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale, or, in each case, the initiation of any proceeding for that purpose; and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or suspension or obtain its withdrawal at the earliest possible moment if such stop order should be issued or suspension levied; and

(i) bear all fees and expenses (other than fees and expenses of each Investor’s legal counsel or other advisers, and underwriting discounts, brokerage fees and commissions, if any) incurred in connection with the performance by the Company of its obligations under paragraphs (a) through (g) and the registration of Shares pursuant to the Registration Statement, whether or not the Registration Statement is declared effective.

        9.       Transfer of Shares after Registration; Suspension.

(a) Each Investor agrees that it will not effect any disposition of the Shares, or its right to purchase Shares, that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 8(a) of this Agreement and as described below, in accordance with Section 16 of this Agreement or as otherwise permitted by law, and that it will promptly notify the Company of any change in any such information until such time as such Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective. Prior to any proposed transfer of any Shares other than pursuant to the Registration Statement, Rule 144 or Rule 904 of Regulation S, the Investor proposing to make such transfer shall give written notice to the Company of such Investor’s intention to effect such transfer, which notice shall set forth the date of such proposed transfer. Such Investor also shall furnish to the Company (i) a written agreement by the proposed transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement and (ii) a written opinion of such Investor’s counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act.

(b) Except in the event that paragraph (c) below applies, the Company shall:

(i) if it deems necessary, prepare and file from time to time with the Commission one or more post-effective amendments to the Registration Statement or supplements to the related Prospectus so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii) as soon as practicable provide to each Investor copies of any documents filed pursuant to the preceding Section 9(b)(i).

(c) Subject to paragraph (d) below, in the event of:

(i) any request by the Commission or any other federal or state governmental authority during the Effectiveness Period for amendments or supplements to the Registration Statement or related Prospectus or for additional information;

(ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iii) the receipt by the Company of any notification with respect to the suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale or the initiation of any proceeding for such purpose; or

(iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

the Company shall promptly deliver a certificate in writing to each Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Investor will refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until such Investor receives from the Company copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used. In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as practicable after delivery of a Suspension Notice to the Investor, and the Company shall as soon as practicable provide each Investor with copies of any supplemented or amended Prospectus or, as the case may be, advise each Investor in writing that the current Prospectus may be used.

(d) Notwithstanding the foregoing paragraphs of this Section 9, the Company shall use its commercially reasonable best efforts to ensure that each Investor shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions of not more than 60 days in the aggregate in any 12-month period.

(e) In addition, subject to compliance with applicable law, the Company shall use its commercially reasonable best efforts to ensure that the Company’s transfer agent expeditiously effects all sales of Shares under the Registration Statement that the Investor may have from time to time, including the prompt removal of any restrictive legends.

        10.       Indemnity and Contribution.

(a) For purposes of this Section 10:

(i) the term “Selling Stockholder” shall include the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement (or deemed to be a part thereof);

(b) The Company agrees:

(i) to indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, (C) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (D) any failure by the Company to fulfill any undertaking included in the Registration Statement; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7, 9 or 15 hereof.

(ii) to reimburse each Selling Stockholder upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Selling Stockholder is a party to any action or proceeding. In the event that it is finally judicially determined that a Selling Stockholder was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Selling Stockholder will promptly return all sums that had been advanced pursuant hereto.

(c) Each Investor agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by such Investor to comply with the covenants and agreements contained in Section 7, 9 or 15, (ii) any inaccuracy in the representations and warranties of the Investor contained in this Agreement, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Investor will be liable, in the case of clause (iii) above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement. The maximum obligation of an Investor to indemnify under this Section 10 shall be limited to the net amount of the proceeds received by such Investor from the sale of Shares pursuant to the Registration Statement to which the loss, claim, damage or liability relates.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 10, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 10(b) or (c) shall be available to any party who shall fail to give notice as provided in this subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by a Selling

Stockholder in the case of parties indemnified pursuant to Section 10(b) and by the Company in the case of parties indemnified pursuant to Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other hand in connection with the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement or omission, whether the untrue statement or omission relates to information supplied by the Company on the one hand or a Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if all Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Investor shall be required to contribute any amount in excess of the amount by which the net amount of the proceeds received by such Investor from the sale of Shares pursuant to the Registration Statement to which the losses, claims, damages or liabilities relate exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor’s obligation under this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall not be joint with any other Selling Shareholder.

(f) In any proceeding relating to the Registration Statement, each party against whom contribution may be sought under this Section 10 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company and each Investor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Selling Stockholder, the Company, its directors or officers or any persons controlling the Company, (ii) the sale of any Shares hereunder, and (iii) any termination of this Agreement.

(h) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or equity.

        11.       Termination of Conditions and Obligations. The conditions precedent imposed by Sections 7, 8 and 9 upon the transferability of Shares shall cease and terminate as to any particular number of Shares (and the legend on such Shares will be removed by the Company) at such time (i) solely with respect to Shares, as such Shares have been effectively registered under the Securities Act , (ii) upon the termination on the restrictions on the sales of such Shares under Rule 144(k), or (iii) at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent within two trading days after the date on which the Registration Statement under which the Shares may be sold is declared effective by the Commission (the “Effective Date”) to the effect that a registration statement with respect to such Shares has become effective under the Securities Act and that such Shares may be transferred without restriction under the Securities Act. Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than two trading days following the delivery by an Investor to the Company or the Company’s transfer agent of a legended certificate representing such Shares deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends.

        12.       Information Available. So long as the Registration Statement is effective covering the resale of Shares owned or issuable to an Investor, the Company will furnish (or to the extent such information is available electronically through the Company’s filings with the Commission, the Company will make available through its Internet website) to such Investor as soon as practicable after it is available (but in the case of the Company’s Annual Report to Stockholders, within 90 days of each fiscal year of the Company), one copy of:

(a) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards by an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the United States Public Company Accounting Oversight Board) and, if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits); and

(b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 12, if such exhibits are not publicly available, as filed with the Commission.

        13.       Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Shares under this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries that may have been made or given by any other Investor or by any agent or employee of any other Investor, other than with respect to investment advisors who provide discretionary investment services to more than one Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

        14.       Co-Placement Agents and Other Fees. The Investor acknowledges that the Company is obligated to (a) pay fees to KeyBanc, Petrie and Dominick, in each case in their capacity as Co-Placement Agent, based on contractual obligations relating to the sale of the Shares to the Investors. The Company shall indemnify and hold harmless each Investor from and against all fees, commissions or other payments owing by the Company to KeyBanc, Sanders or any other person or firm acting on behalf of the Company in connection with the transactions contemplated by this Agreement.

        15.       Brokers. Each Investor acknowledges that there are no fees, commissions or other payments owing to any broker, finder or intermediary acting on behalf of such Investor in connection with the transactions contemplated by this Agreement.

        16.       Rule 144. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with each Investor and take such further reasonable action as the Investor may reasonably request in writing (including, without limitation, making such reasonable representations as such Investor may reasonably request), all to the extent required from time to time to enable such Investor to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any successor rule) and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of an Investor, the Company shall deliver to such Investor a written statement as to whether it has complied with such reporting requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 16 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

(b) The Company shall comply with the requirements set forth in the instructions to Form F-1 in order to allow the Company to be eligible to file registration statements on Form F-1, and shall file all reports required to be filed by it under the Exchange Act.

        17.       Liquidated Damages. Nothing shall preclude any Investor from pursuing or obtaining, at any time, specific performance or other equitable relief with respect to this Agreement.

        18.       Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (a) when made, if made by hand delivery, (b) upon confirmation, if made by telecopier, (c) one (1) business day after being deposited with such courier, if made by overnight courier or (d) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(a) if to an Investor, at its address on the signature page hereto;

(b) if to the Company, to:

Kodiak Oil & Gas Corp. 1625 Broadway, Suite 330 Denver, Colorado 80202 Attention: Lynn Peterson Fax: (303) 529-8071

With a copy to: Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, Washington 98101 Attention: Randal Jones Fax: (206) 903-8820

or to such other address as such person may have furnished to the other persons identified in this Section 18 in writing in accordance herewith.

        19.       Modification; Amendment. The provisions of this Agreement may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and each Investor.

        20.       Assignment. Subject to Section 9 hereof, the rights and obligations of each Investor under this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor’s Shares in any private transfer of such Shares. Upon any transfer permitted by this Section 20, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were the Investor.

        21.       Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        22.       Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

        23.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

        24.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        25.       Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This

Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:__________________________________________________________

Name:________________________________________________________

Title:_________________________________________________________

Address:______________________________________________________

_____________________________________________________________

_____________________________________________________________

Number of Shares:

Aggregate Purchase Price:

Tax Identification Number:_________________________________________

Contact Name:__________________________________________________

Telephone:_____________________________________________________

Name in which the Shares should be
registered (if different):____________________________________________

Relationship between the Investor and
the person or entity in whose name the
Shares should be registered (if
different):______________________________________________________

Agreed to and Accepted by:

Kodiak Oil & Gas Corp. By: ___________________________________ Name: Title:

SCHEDULE I

Subsidiaries

Kodiak Oil & Gas (USA) Inc.

Schedule I-1

SCHEDULE II

Securities Exchangeable or Convertible for Common Stock

Options Outstanding

(CDN $) Exercise Price	Number of Options Outstanding	Expiry Date

$0.15	100,000	December 6, 2006
$0.15	1,187,000	December 4, 2008
$0.50	1,000,000	March 1, 2009
$1.00	751,500	August 23, 2009
$1.20	900,000	October 16, 2010

Schedule II-1

SCHEDULE III

Registration and Other Rights

None

Schedule III-1

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY

        The opinion of Dorsey & Whitney LLP, counsel to the Company, to be delivered pursuant to Section 5(a) of this Agreement may include customary assumptions and qualifications, may be limited to the laws upon which such firm may opine, and shall be substantially to the effect that:

        1.      The Company is duly qualified to transact business as a foreign corporation in and is in good standing in the State of Colorado.

        2.     The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        3.     To the knowledge of such counsel, except as set forth in the Agreement or the Amended 20-F Registration Statement there is no (a) outstanding warrant or option to acquire, and no instrument convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company and no contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and that provides for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable instrument or any such warrant or option, or (b) preemptive right, co-sale right, registration right, right of first refusal or similar right with respect to the issuance and sale of the Shares and the registration of the Shares.

        4.     Neither the sale of the Shares pursuant to the Agreement nor the registration for resale of the Shares violates any such rights discussed in opinion paragraph 3.

        5.     The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby (including, but not limited to, the issuance of the Shares, the sale of the Shares and the fulfillment of the terms of the Agreement) will not (a) violate (i) any statute, rule or regulation of the State of Colorado, or any U.S. federal statute, rule or regulation, normally applicable to transactions of the type contemplated by the Agreement or (ii) to the knowledge of such counsel, any order of any U.S. federal or state court, regulatory body, administrative agency or other U.S. federal or state governmental body applicable to the Company, any Subsidiary or any of the properties of the Company or any Subsidiary or (b) conflict with, breach or constitute a default under any contract, indenture, mortgage, deed of trust or other agreement or instrument identified in the Amended 20-F Registration Statement as one to which the Company or any Subsidiary is a party, by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject.

        6.     To the knowledge of such counsel, there is no approval, consent, order, authorization, designation, declaration or filing by or with any court, regulatory body, administrative agency or other governmental body necessary in connection with the execution and delivery by the Company of the Agreement and the consummation of the transactions contemplated thereby that has not been obtained and is not in full force and effect, except any

A-1

such approval, consent, authorization, designation, declaration, or filing required by any securities or Blue Sky statute of any state in connection with the offer and sale of the Shares, or by any U.S. federal or securities statute with respect to the Company’s obligations under Sections 8 and 9 of the Agreement.

        7.     It is not necessary to register the Shares under the Securities Act in connection with the offer and sale of the Shares to the Investors in the manner contemplated by the Agreement.

        8.     To our knowledge, there is not pending against the Company before any court or administrative agency or overtly threatened in writing any action, proceeding or investigation that questions the validity of the Agreement or any of the transactions contemplated thereby.

        9.     The Company is not, and will not become as a result of the consummation of the transactions contemplated by the Agreement and the application of the net proceeds of the sale of the Shares thereunder, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        10.     The conditions for use by the Company of a registration statement on Form S-1, set forth in the General Instructions thereto, have been satisfied.

        11.     The Amended 20-F Registration Statement, when filed, complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        In addition to the matters set forth above, such opinion shall also include a confirmation to the effect that, although such counsel is not passing upon, has not undertaken to verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Amended 20-F Registration Statement, nothing has come to the attention of such counsel that would cause such counsel to believe that the Amended 20-F Registration Statement, taken as a whole, as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements therein).

B-2

EXHIBIT B

OPINION OF SPECIAL CANADA COUNSEL TO THE COMPANY

The opinion of Miller Thomson LLP, Canada counsel to the Company, to be delivered pursuant to Section 5(b) of this Agreement may include customary assumptions and qualifications, may be limited to the laws upon which such firm may opine, and shall be substantially to the effect that:

1.	The Company is a corporation validly existing under the Business Corporations Act (Yukon Territory) and is in good standing with respect to the filing of annual returns.

2.	The Shares to be received by the Investors pursuant to the Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

3.	The Agreement has been duly authorized by all necessary corporate action by the Company, and has been executed and delivered by the Company.

4.	The Company has the requisite corporate power under the Business Corporations Act (Yukon Territory) and the Articles of Continuation and the By-laws of the Company to own its properties and to conduct its business as described in the Amended 20-F Registration Statement, and to execute, deliver and to perform its obligations under the Agreement.

5.	The authorized capital stock of the Company consists of an unlimited number of shares of common stock, without par value.

6.	The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby (including, but not limited to, the issuance of the Shares, the sale of the Shares, and the fulfillment of the terms of the Agreement) will not violate (i) any statute, rule or regulation of the Yukon Territory, or any Canadian federal statute, rule or regulation, normally applicable to transactions of the type contemplated by the Agreement or (ii) to the knowledge of such counsel, any order of any Canadian court, regulatory body, administrative agency or other Canadian governmental body applicable to the Company, any Subsidiary or any of the properties of the Company or any Subsidiary.

7.	The TSX Venture Exchange has granted conditional listing of the Shares.

8.	The offering, issue, sale and delivery of the Shares by the Company to the Investors in accordance with the Agreement have been effected in such a manner as to be exempt, either by statute, regulation, instrument or order, from the prospectus requirements of Canadian securities laws and related rules, regulations, instruments, policies, notices and interpretation notes (collectively, the “Canadian Securities Laws”) and the only filing, proceeding, approval consent or authorization required to be made, taken or obtained under the Canadian Securities Laws to permit the offering, sale, issuance and delivery of

B-1

the Shares to Canadian resident Investors is the filing with the applicable Securities Commissions in the Provinces or Territories where such Investors reside, within 10 days of the date of the issue and sale of the Shares, of a report prepared and executed in accordance with Form 45-103F4 and filed in accordance with Canadian Securities Laws, together with the requisite filing fees and a duly completed fee checklist.

B-2

EXHIBIT C

KODIAK OIL & GAS CORP.

INVESTOR QUESTIONNAIRE

        This Questionnaire requests information necessary to prepare a registration statement on Form S-1 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of certain shares of common stock of Kodiak Oil & Gas Corp. (the “Company”), without par value (the “Common Stock”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”), in accordance with the terms of the Stock Purchase Agreement dated as of March 3, 2006 (the “Purchase Agreement”), between the Company and the undersigned beneficial owner (the “Selling Securityholder”) of shares of Common Stock purchased pursuant to such agreement (the “Purchased Shares”) (the “Shares.”). This Questionnaire also requests certain information required under Canadian law in connection with the sale of the Shares pursuant to the Agreement. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

        In order to sell or otherwise dispose of any Shares pursuant to the Registration Statement, you generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of the Shares and be bound by the provisions of the Purchase Agreement (including certain indemnification provisions, as described below). If you do not complete this Questionnaire and deliver it to the Company as provided below you will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell any Shares pursuant to the Registration Statement. Please complete and deliver this Questionnaire to Mr. Lynn Peterson, Chief Executive Officer and President of the Company, as soon as possible and in any event no later than Closing Date (as defined in the Purchase Agreement).

        Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

        The Selling Securityholder, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Purchase Agreement.

        Pursuant to the Purchase Agreement, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Questionnaire.

        The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full Legal Name of Selling Securityholder:[1] ___________________________________

(b) Except as set forth below in this Item 1(b), the undersigned does not hold any or all of the Shares on behalf of another person or entity.

State any exceptions here: ___________________________________

2.	Beneficial Ownership:

Immediately after the Closing, there will be no equity securities of the Company of which the undersigned will be the “beneficial owner”[2], except as set forth below in this Item 2. The disclosure indicates the amount of equity securities which the undersigned beneficially owns, which it has a right to acquire within 60 days after the Closing Date, and as to which it has sole voting power, shared voting power, sole investment power or shared investment power.

___________________________________

___________________________________

___________________________________

___________________________________

3.	Except as set forth below in this Item 3, the undersigned wishes that all of the _________ Purchased Shares that the undersigned purchased pursuant to the Purchase Agreement are to be offered for the account of the undersigned in the Registration Statement.

State any exceptions here: ___________________________________ ___________________________________ ___________________________________ ___________________________________

_________________

        1   If this Questionnaire is being completed by or on behalf of a person other than an individual, the entity on whose behalf the Questionnaire is being completed should be steted.

        2   Defined in Appendix A to this questionnaire.

4.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here: ___________________________________ ___________________________________ ___________________________________ ___________________________________

5.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Shares pursuant to the Registration Statement only as follows (if at all): Such Shares may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Shares are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Shares may be sold in one more or transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (a) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (d) through the writing of options. In connection with sales of Shares or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging positions they assume. The undersigned may also sell Shares short and deliver Shares to close out short positions, or loan or pledge Shares to broker-dealers that in turn may sell such securities. State any exceptions here:

___________________________________

___________________________________

___________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Shares without the prior agreement of the Company.

        The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of the Shares pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

        In accordance with the undersigned’s obligation under the Purchase Agreement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

        By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 above and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

EXHIBIT D

ACCREDITED INVESTOR CERTIFICATE

CANADIAN PURCHASERS

TO:	Kodiak Oil & Gas Corp. (the “Company”)

AND TO:	KeyBanc Capital Markets, a division of McDonald Investments Inc. (“KBCM”), Petrie Parkman & Company (“PP”), and Dominick & Dominick (“DD” and, together with KBCM and PP, the “Agents”)

In connection with the purchase by the undersigned subscriber (the “Subscriber”) of Shares of the Company, the Subscriber hereby represents, warrants, covenants and certifies to the Company that the Subscriber is resident in Canada and is an “accredited investor” within the meaning of National Instrument 45-106 by virtue of satisfying one of the indicated criteria as set out in Exhibit "1” to this Representation Letter and as so marked by the Subscriber.

Dated at _____________, this _____ day of _______________, 2006.

____________________________________________
Name of Subscriber

____________________________________________
Signature

____________________________________________
If the Subscriber is a corporation, office or title of signatory

EXHIBIT “1"

[Please check the appropriate box.]

“accredited investor” means:

(a)	a Canadian financial institution, or an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)	a subsidiary of any person referred to in paragraph (a) or (b) if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(3)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)	an individual who, either alone or with a spouse beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$1,000,000;

(k)	an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least C$5,000,000;

(m)	a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,
(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 Minimum amount investment, and 2.19 Additional investment in investment funds of NI 45-106, or
(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 Investment fund reinvestment of NI 45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or
(ii) an exempt purchaser in Alberta or British Columbia after September 14, 2005.

For the purposes hereof:

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (b) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“financial assets” means (a) cash; (b) securities; or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC.

“person” includes (a) an individual; (b) a corporation; (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (b) liabilities that are secured by financial assets.

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliate and Control

A.	an issuer is an affiliate of another issuer if (a) one of them is the subsidiary of the other; or (b) each of them is controlled by the same person.

B.	a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation; (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

EXHIBIT E

ACCREDITED INVESTOR CERTIFICATE

FOR UNITED STATES PURCHASERS

In connection with the purchase by the undersigned subscriber (the “Subscriber”) of Shares of the Company, the Subscriber hereby represents, warrants, covenants and certifies to the Company and the Agents that the Subscriber is purchasing the Shares as principal for its own account, for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares (the “Purchased Securities”); provided, however, that this sentence shall not restrict the Subscriber from selling or otherwise disposing of any of the Purchased Securities pursuant to registration thereof pursuant to the U.S. Securities Act of 1933 (the “U.S. Securities Act”) and any applicable state securities laws or under an exemption from such registration requirements. The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D under the U.S. Securities Act by virtue of satisfying one of the indicated criteria as set out in Exhibit "1” to this Accredited Investor Certificate and as so marked by the Subscriber.

In addition, if Subscriber is a resident of the State of New York, it represents that it qualifies as an “accredited investor” under one of the categories set forth in subparagraphs (a) through (k), or (o), in Exhibit “1” hereto.

Subscriber acknowledges that (A) the Shares are and will be “restricted securities” as defined in Rule 144 promulgated under the U.S. Securities Act; (B) the Shares may be sold or otherwise transferred except to the Company, outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, pursuant to an effective registration statement under the U.S. Securities Act and all applicable state securities laws, or pursuant to an available exemption under the U.S. Securities Act and the Subscriber shall have first delivered to the Company a written opinion of counsel (which counsel and opinion shall be reasonable satisfactory to the Company), to the effect that the proposed sale or transfer of the securities is registered under or exempt from the registration provisions of the U.S. Securities Act and all applicable state securities laws; and (C) upon the original issuance of the Shares, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Shares will bear a restrictive securities legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.”

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THAT DAY THAT IS 4 MONTHS AFTER CLOSING]"

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THAT DAY THAT IS 4 MONTHS AFTER CLOSING].”

provided, that if any of the Purchased Securities are being sold under clause (B) above, at a time when the Company is a “foreign issuer” as defined in Rule 902 under the U.S. Securities Act, the legend set forth above may be removed by providing a declaration to the Company and its transfer agent in the form attached hereto as Exhibit “2” or such other evidence as the Company or its transfer agent may from time to time prescribe (which may include an opinion of counsel satisfactory to the Company and its transfer agent), to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act. The Subscriber has had access to such information regarding the Company as it has deemed necessary in connection with its decision to invest in the Shares.

The Subscriber consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein. The office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Shares is the address listed as the “Subscriber’s Address” on the first page of the Subscription Agreement. The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Purchased Securities; the Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of such Purchased Securities; in particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

The Subscriber understands and acknowledges that the Company is not obligated to remain a “foreign issuer”.

The Subscriber understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

Dated at _____________________, this _____ day of _____________, 2006.

____________________________________________
Name of Subscriber

____________________________________________
Signature

____________________________________________
If the Subscriber is a corporation, office or title of signatory

EXHIBIT “1”

Please check the appropriate box(es), indicating which box(es) applies to the Subscriber.

“accredited investor” means:

(a)	A bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or

(b)	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

(c)	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; or

(d)	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or <W099>

(e)	An investment company registered under the U.S. Investment Company Act of 1940; or <W099>

(f)	A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940; or

(g)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; or

(h)	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

(i)	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors, as defined herein; or

(j)	A private business development company as defined in Section 202(a)(22) or the U.S. Investment Advisers Act of 1940; or

(k)	A corporation, a partnership, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of U.S.$5,000,000; or

(l)	A director or executive officer of the Company; or

(m)	A natural person whose individual net worth (defined as the excess of total assets over total liabilities), or joint net worth with that person’s spouse, at the time of his or her purchase exceeds U.S.$1,000,000; or

(n)	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(o)	A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described under the U.S. Securities Act Rule 506(b)(2)(ii); or

(p)	An entity in which each of the equity owners satisfies the requirements of at least one of the above categories.

Dated at _____________________, this _____ day of _____________, 2006.

____________________________________________
Name of Subscriber

____________________________________________
Signature

____________________________________________
If the Subscriber is a corporation, office or title of signatory

EXHIBIT F

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

        Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

Name: ____________________________________________________________________________

Complete Address: __________________________________________________________________ __________________________________________________________________________________

Jurisdiction of Incorporation or Creation: __________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? _____________________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? _______

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager”business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

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4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement — Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ____________________________ on _________________________.

____________________________________________
(Name of Purchaser - please print)

____________________________________________
(Authorized Signature)

____________________________________________
(Official Capacity - please print)

____________________________________________
(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

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